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                                                                       Exhibit 9

                                        February 26, 2004

Allmerica Investment Trust
440 Lincoln Street
Worcester, MA  01653

Ladies and Gentlemen:

In my capacity as Secretary of and Counsel to Allmerica Investment Trust (the "Trust"), I have participated in the preparation of Amendment No. 47 to its Registration Statement on Form N-1A under the Investment Company Act of 1940 (Post-effective Amendment No. 46 under the Securities Act of 1933) with respect to the issuance of shares of the Trust and its several series (the "Funds"). I am of the opinion that, when sold in accordance with the terms of the Prospectuses and Statement of Additional Information in effect at the time of sale, the shares of each Fund of the Trust will be legally issued, fully paid and non-assessable by the Trust.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate. I hereby consent to the filing of this opinion as an exhibit to the Trust's Registration Statement on Form N-1A.

                                        Very truly yours,


                                        /s/ George M. Boyd
                                        ----------------------------------------
                                        George M Boyd
                                        Secretary and Counsel

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